UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2016

UR-ENERGY INC.

(Exact name of registrant as specified in its charter)

Canada	001- 33905	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10758 W Centennial Road, Suite 200

Littleton, Colorado 80127

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (720) 981-4588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry Into a Material Definitive Agreement.

On May 27, 2016, Ur-Energy Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with MLV & Co. LLC and FBR Capital Markets & Co., each a Distribution Agent, and, collectively, the Distribution Agents, under which the Company may, from time to time, issue and sell common shares at market prices on the NYSE MKT or other market for its common shares in the United States through the Distribution Agents for aggregate sales proceeds of up to $10,000,000 (the “ATM Offering”).

Under the Sales Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made.  Subject to the terms and conditions of the Sales Agreement, the Distribution Agents may sell the shares by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by means of ordinary brokers’ transactions at market prices, in block transactions or as otherwise agreed by the Distribution Agents and the Company. The Distribution Agents will use commercially reasonable efforts in conducting such sales activities consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE MKT.  The Sales Agreement may be terminated by the Company upon prior notice to the Distribution Agents or by the Distribution Agents upon prior notice to the Company, or at any time by the Distribution Agents under certain circumstances, including but not limited to the occurrence of a material adverse change in the Company.

The Sales Agreement provides that the designated Distribution Agent will be entitled to compensation for its services at a commission rate of up to 3% of the gross sales price per share sold.  The Company has agreed in the Sales Agreement to reimburse certain expenses of the Distribution Agents in connection with the ATM Offering up to a maximum of $25,000.

The Company has no obligation to sell any shares under the Sales Agreement, and the Company or the Distribution Agents may suspend the offering of shares under the Sales Agreement upon notice to the other and subject to other conditions.  The Company has agreed in the Sales Agreement to provide indemnification and contribution to the Distribution Agents against certain liabilities, including liabilities under the Securities Act.

The shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-198232), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on September 12, 2014.  The Company filed a prospectus supplement, on May 27, 2016, with the SEC in connection with the ATM Offering.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the Sales Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Sales Agreement were made solely for purposes of the ATM Offering and as of specific dates, were solely for the benefit of the parties to the Sales Agreement, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders.  Security holders are not third-party beneficiaries under the Sales Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Sales Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The legal opinion of Fasken Martineau DuMoulin LLP relating to the common shares being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
1.1	At Market Issuance Sales Agreement, dated as of May 27, 2016, between Ur-Energy Inc., FBR Capital Markets & Co. and MLV & Co. LLC.

5.1	Opinion of Fasken Martineau DuMoulin LLP.

23.1	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2016

UR-ENERGY INC.

	By:	/s/ Roger L. Smith
Roger L. Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	At Market Issuance Sales Agreement, dated as of May 27, 2016, between Ur-Energy Inc., FBR Capital Markets & Co. and MLV & Co. LLC.

5.1	Opinion of Fasken Martineau DuMoulin LLP.

23.1	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)